UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3434 South County Road 1192 Midland, Texas 79706	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management
Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 26, 2013, stockholders of STW Resources Holding Corp. (the “Company”) who collectively held a majority of the then outstanding voting power of the Company’s common stock approved, through written consent of an amendment to the Company’s Certificate of Incorporation, to authorize management to effect up to a 10-to-1 reverse split of all authorized and outstanding shares of the Company’s common stock, such that each 10 outstanding shares of the Company's common stock would be combined and converted into 1 share of the Company's common stock (with any fraction shares being rounded up to the nearest whole number) (the “Reverse Split”). Management was authorized at its discretion for up to twelve months following the effective date of the Information Statement on Schedule 14C filed with the Securities Exchange Commission on October 21, 2013, to determine, in the best interest of the Company, the final ratio of the Reverse Split.

Pursuant to the aforementioned authority, on September 17, 2014, the Company's Board of Directors resolved, via written consent, to effect a 1 for 6 reverse stock split, such that following the Reverse Split, every six shares will be combined and converted into one share of the Company's common stock, with any fraction shares being rounded up to the nearest whole number.  The Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada on November 4, 2014.

The Reverse Split is effective as of November 7, 2014, at which time a new CUSIP number, 78484X 207, will apply to the Company’s common stock.

Shareholders do not need to return their stock certificates; all stock certificates shall be payable upon surrender.  The transfer agent will electronically update all stock certificates then outstanding to reflect the Reverse Split.

Immediately prior to the Reverse Split, the Company had 260,000,000 shares of capital stock authorized, consisting of 10,000,000 shares of preferred stock and 250,000,000 shares of common stock, of which 0 shares and 167,991,683 shares were outstanding, respectively.  Following the Reverse Split, the Company will have 51,666,667 shares of capital stock authorized, consisting of 10,000,000 shares of preferred stock and 41,666,667 shares of common stock, of which 0 shares and 27,998,614 shares, respectively are currently outstanding.

Item 7.01.       Regulation FD Disclosure

On November 7, 2014, we published a press release to announce the Reverse Split.  A copy of press release is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 9.01.       Financial Statements and Exhibits

(c)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release dated November 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2014	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO